Exhibit 10.1
                                                                  ------------


                   SECOND AMENDMENT TO FORBEARANCE AGREEMENT
                   -----------------------------------------


            THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (this "Amendment") is made and entered into as of the 14th day of December, 2001, by and among HQ GLOBAL HOLDINGS, INC., a Delaware corporation (the "Parent"), HQ GLOBAL WORKPLACES, INC., a Delaware corporation (the "Borrower"), the SUBSIDIARY GUARANTORS party to this Agreement (the "Subsidiary Guarantors"), certain BANKS party to the Credit Agreement referred to below (the "Joining Banks"), BNP PARIBAS (f/k/a Paribas), as administrative agent, collateral agent and arranger (the "Administrative Agent"), BANKERS TRUST COMPANY, as syndication agent and co-arranger (the "Syndication Agent"), CITICORP REAL ESTATE, INC., as documentation agent and co-arranger (the "Documentation Agent"), and ING (U.S.) CAPITAL LLC, as managing agent (the "Managing Agent" and, together with the Administrative Agent, the Syndication Agent and the Documentation Agent, collectively, the "Agents" and each, an "Agent").



                             W I T N E S S E T H:

            WHEREAS, the Parent, the Borrower, the Banks and the Agents are parties to that certain Amended and Restated Credit Agreement, dated as of January 16, 1997, amended and restated as of November 6, 1998, further amended and restated as of August 3, 1999, further amended and restated as of May 31, 2000, further amended by that certain First Amendment and Consent dated as of August 11, 2000, further amended by that certain Second Amendment and Waiver dated as of March 26, 2001, and further amended by that certain Third Amendment and Agreement dated as of June 29, 2001 (collectively, the "Credit Agreement"); and

            WHEREAS, the Parent, the Borrower, the Subsidiary Guarantors, certain Banks party to the Credit Agreement, and the Agents entered into that certain Forbearance Agreement dated as of October 1, 2001, as amended by that certain First Amendment to Forbearance Agreement dated as of November 15, 2001 (collectively, the "Forbearance Agreement"); and

            WHEREAS, the parties desire to amend the Forbearance Agreement on the terms and conditions set forth in this Amendment.

            NOW THEREFORE, in consideration of the premises, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE 1

                           RECITATIONS; DEFINITIONS

      Section 1.1 Recitations. Each of the Credit Parties hereby jointly and severally confirms the truth and accuracy of each of the preambles and recitals set forth in the introduction to this Amendment and agrees that each of the preambles and recitals set forth in the introduction to this Amendment are incorporated herein by reference and are and shall be deemed to be a part of this Amendment as if fully set forth herein.

      Section 1.2 Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Credit Agreement.


                                  ARTICLE 2

                      AMENDMENTS TO FORBEARANCE AGREEMENT

      Section 2.1 Existing Events of Default. The term "Existing Events of Default" (as defined in the Forbearance Agreement) shall also include the following Defaults and Events of Default under the Credit Agreement: (i) the failure to make the amortization payments due prior to the expiration of the Forbearance Period, and (ii) the failure to meet the financial covenants set forth in Sections 8.09, 8.10, 8.11, 8.12 and 8.13 of the Credit Agreement for any fiscal quarter ending prior to the expiration of the Forbearance Period.

      Section 2.2 Forbearance Period. The Forbearance Period shall end on the earliest to occur of the following: (a) February 14, 2002, (b) the termination of the Subordinated Debt Standstill Period (as such term is defined in the Forbearance Agreement), as such period may be extended by the holders of the Mezzanine Subordinated Note Documents, or (c) the date upon which there occurs any Default or Event of Default under the Credit Agreement or the other Credit Documents (other than the Existing Events of Default or the failure to make a Required Payment) or the date upon which any of the Credit Parties fails to comply with any of the requirements, terms or provisions set forth in the Forbearance Agreement (as amended by this Amendment).

      Section 2.3 Management Retention Plan. Pursuant to and in accordance with Section 3.9 of the Forbearance Agreement, the Banks executing this Amendment hereby ratify the Administrative Agent's approval of the management retention plan which has been adopted by Parent's board of directors (the "Management Retention Plan"), the terms, conditions and provisions of which are summarized on Schedule 1 attached hereto and made a part hereof by this reference. For purposes of administering the Management Retention Plan with respect to the director-level employees, Parent or Borrower has determined to either (i) establish and fund a trust, in which the director-level employees shall be the beneficiaries, in a minimum amount of $841,380.00 and a maximum amount of $1,028,734.00 (the "Management Retention Funds"), or (ii) deposit the Management Retention Funds into an escrow account. Parent and Borrower have advised the Banks that the terms of the trust documents or escrow arrangement shall require that the

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

Management Retention Funds be used solely to pay the obligations under the Management Retention Plan and shall contain such other terms and conditions as determined by Parent, subject to the reasonable approval of the Administrative Agent. The Management Retention Funds consist of (a) the director-level management retention bonuses totaling $841,380.00 (which are listed by director-level position on Schedule 1), and (b) at Borrower's option, the amount of up to $187,354.00 in the aggregate for retention bonuses for supplemental positions (that is, bonuses for director-level employees who are not specified on Schedule 1) for Borrower's United States and European based employees. Upon the establishment of the trust or escrow for the Management Retention Funds as described above, the Banks hereby agree that their security interest in and lien on the Management Retention Funds shall be junior solely to the rights of the director-level employees (and not to any senior-level management) under the Management Retention Plan in the Management Retention Funds. It is expressly understood that the agreement by the Banks set forth in the immediately preceding sentence applies solely and exclusively to the Management Retention Funds and not to any other assets or property. In the event that the provisions of Schedule 1 (and Exhibit A to Schedule 1) conflict with the provisions of this Section 2.3, then the provisions of this Section
2.3 shall control.

      Section 2.4 Mitigation of Landlords' Claims. For purposes of mitigating and settling claims of Borrower's landlords with respect to business centers that have been closed (or will be closed) by Borrower, the Banks executing this Amendment hereby agree that the amount of $1,000,000.00 in the aggregate may be used by Borrower to mitigate and/or settle claims with such landlords; provided, however, that as a condition to the making of any such payments by Borrower (a) Borrower shall submit to the Administrative Agent and the Banks' Financial Advisor a term sheet setting forth the terms and conditions of the proposed settlement with the landlord, and (b) Borrower shall receive the Administrative Agent's written consent to such term sheet, which consent shall not be unreasonably withheld or delayed (it being agreed by the parties hereto that three (3) business days after receipt by the Administrative Agent and the Banks' Financial Advisor of such term sheet shall be a reasonable period of time for the granting (or denying) of consent thereto). The Administrative Agent shall furnish to the other Agents a copy of any term sheet which is approved by the Administrative Agent and the Banks' Financial Advisor.

      Section 2.5 Closings of Business Centers.

                  (a) Phase I Closings. Prior to the execution of this Amendment, and consistent with the Business Plan (as such term is defined in the Forbearance Agreement), the Credit Parties initiated the process of closing those business centers designated as Phase I business centers on
Schedule 2 attached hereto and made a part hereof by this reference. Except as expressly set forth to the contrary on Schedule 2, and consistent with the Business Plan, the Credit Parties' closure of Phase I business centers shall be completed on or before January 7, 2002.

                  (b) Phase II Closings. Promptly after execution of this Amendment, and consistent with the Business Plan, the Credit Parties shall initiate the process of closing those business centers designated as Phase II business centers on Schedule 2, consistent with the Credit Parties' past closure practices including relocation of clients located in such business centers. Except as expressly set forth to the contrary on Schedule 2, and consistent with the Business Plan,

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

closure of Phase II business centers shall be initiated by the Credit Parties on or before January 7, 2002 and completed on or before January 31, 2002.

                  (c) Phase III Closings. On or before January 7, 2002, Borrower shall submit to the Administrative Agent and the Banks' Financial Advisor a list of targeted business centers to be included in its Phase III closings. On or before January 15, 2002, Borrower shall submit to the Administrative Agent and the Banks' Financial Advisor a plan for Borrower's Phase III business center closings, such plan to include, without limitation, the following information: (i) a list of those business centers to be closed (together with a cost/benefit analysis supporting the decision to close such business centers), (ii) a list of those business centers for which the applicable Credit Party intends to seek to renegotiate the leases applicable thereto (together with a cost/benefit analysis supporting the decision to renegotiate the leases for such business centers), and (iii) a timetable for the initiation and the completion by the Credit Parties of such closures and/or renegotiations.

      Section 2.6 Chief Operating Officer and Chief Financial Officer. Section
3.10 of the Forbearance Agreement is hereby amended in its entirety to read as follows:

      Chief Operating Officer and Chief Financial Officer. Consistent with the Parent's desire to hire a chief operating officer and a chief financial officer, the Parent shall promptly engage an executive search firm to initiate a search for individuals to fill such positions. The Parent shall facilitate communications between such firm and the Administrative Agent and the Banks' Financial Advisor, and Parent shall cause such firm to periodically apprise the Administrative Agent and the Banks' Financial Advisor with the progress of said search. On or before January 15, 2002, Parent shall submit to the Administrative Agent and the Banks' Financial Advisor a detailed description of the desired candidate qualifications, role, responsibility and authority to be held by the chief operating officer and chief financial officer, and with respect to the chief operating officer, a preliminary list of eligible internal and external candidates (which list may be supplemented from time to time). The list of eligible internal and external candidates for chief financial officer shall be provided when available (and may be supplemented from time to time). The finalist for each position shall be reasonably acceptable to the Administrative Agent.

      Section 2.7 Indebtedness. Each of the Credit Parties hereby acknowledges and agrees that the principal amount outstanding under the Loans and the Letters of Credit as of December 14, 2001 is as set forth on the schedule attached hereto and made a part hereof by this reference as Schedule 3. The parties hereby agree that Schedule 3 attached to this Amendment shall supersede and replace Schedule 2 attached to the Forbearance Agreement.

      Section 2.8 Cash Flow Projections. The Cash Flow Projections to be delivered by Borrower to the Administrative Agent and to the Banks' Financial Advisor pursuant to Section 3.7 of the Forbearance Agreement is hereby modified as follows: (a) the Cash Flow Projections due on December 24, 2001 (for the week ending December 21, 2001) shall be delivered on or before December 26, 2001, (b) the Cash Flow Projections due on December 31, 2001 (for the week ending

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

December 28, 2001) shall be delivered on or before January 2, 2002, and (c) the Cash Flow Projections due on January 21, 2002 (for the week ending January 18, 2002) shall be delivered on or before January 23, 2002.


                                   ARTICLE 3

                                 MISCELLANEOUS

      Section 3.1 No Offsets or Defenses. As a material inducement for the execution of this Amendment, each of the Credit Parties hereby acknowledges and agrees that the Indebtedness and all Credit Documents (as modified by the Forbearance Agreement and this Amendment) are valid and binding liabilities and obligations of each of the Credit Parties. Each of the Credit Parties hereby jointly and severally ratifies and confirms each of their respective obligations and Indebtedness under the Credit Agreement and the other Credit Documents (as modified by the Forbearance Agreement and this Amendment) and represents and warrants to the Banks and the Agents that none of them has or claims any defenses, offsets or counterclaims to any of their respective obligations and Indebtedness under the Credit Agreement or any of the other Credit Documents (as modified by the Forbearance Agreement and this Amendment).

      Section 3.2 Captions. The captions and headings used in this Amendment are for convenience of reference only and do not in any way affect, limit, amplify or modify the terms and provisions of this Amendment.

      Section 3.3 Counterparts; Facsimile. This Amendment may be executed in several counterparts, each of which shall constitute an original, but together such counterparts shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. This Amendment may be executed and delivered by the parties by means of facsimile transmission.

      Section 3.4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their permitted legal representatives, heirs, successors and assigns.

      Section 3.5 Time. Time is of the essence of each provision of this Amendment.

      Section 3.6 Severability. If for any reason any provision of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 3.7 Authority. Each individual executing this Amendment on behalf of any party to this Amendment represents and warrants that he or she is authorized to enter into this Amendment on behalf of that party and that this Amendment binds that party.

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

      Section 3.8 Effectiveness. This Amendment shall become effective when
(a) each Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (by means of facsimile transmission) the same to the Administrative Agent at the Notice Office, and (b) the Parent and the Borrower shall have paid in full to the Administrative Agent all costs, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses, and the fees and expenses of the Banks' Financial Advisor) payable to the Administrative Agent to the extent then due.

      Section 3.9 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. The provisions of Section 12.08 of the Credit Agreement are hereby incorporated into this Amendment by this reference.


                    [SIGNATURES APPEAR ON FOLLOWING PAGES]


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


      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                    HQ GLOBAL HOLDINGS, INC.



                                    By:_______________________________
                                       Name:
                                       Title:



                                    HQ GLOBAL WORKPLACES, INC.



                                    By:_______________________________
                                       Name:
                                       Title:

                      EXECUTION BY SUBSIDIARY GUARANTORS



ACKNOWLEDGED AND AGREED TO BY:


Executive Office Center, Inc.
Executive Office Network, Ltd.
HQ Network Systems, Inc.
HQPA, Inc.
OfficeWorks, Inc.
RTCCO, Inc.
Texas Suites, Inc.
Travel Disposition Company
TYCO, Inc.
Vantas Bethesda Metro, Inc.
Vantas Boca Raton, Inc.
Vantas Corporate Centers, Inc.
Vantas Long Island, L.L.C.
OfficePlus Corporation (a/k/a Vantas Midwest, Inc.)
Vantas Newport, Inc.
Vantas New York, Inc.
Vantas San Francisco, Inc.
Vantas Southern California, Inc.
Vantas 2300 M., Inc.
Vantas International Holdings, Inc.


By:_________________________________
   Name:
   Title: